As filed with the Securities and Exchange Commission on March 30, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESTERN REFINING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3472415 (I.R.S. Employer Identification Number)

6500 Trowbridge Drive El Paso, Texas (Address of Principal Executive Offices)	79905 (Zip Code)
Western Refining Long-Term Incentive Plan
(Full title of the plan)
Paul L. Foster
President and Chief Executive Officer
6500 Trowbridge Drive
El Paso, Texas 79905
(915) 775-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
W. Mark Young
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered (1)	Per Share	Price	Fee
Common Stock, par value $0.01 per share	5,000,000 shares	$18.73(2)	$93,650,000	$10,021

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares as may be necessary to adjust the number of shares being offered or issued pursuant to the plan as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low sales prices of the shares as reported on The New York Stock Exchange on March 23, 2006.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
          The document(s) containing the information required in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Western Refining, Inc. (the “Company”) shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Company shall furnish to the Commission or its staff a copy of any or all of the documents included in the file.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
          The Company incorporates by reference in this registration statement the following documents filed with the Commission:
(1)	The registration statement on Form S-1, as amended (File No. 333-128629), under the Securities Act, in the form declared effective on January 18, 2006, including the prospectus dated January 18, 2006 as filed by the Company with the Commission under Rule 424(b)(4) on January 19, 2006.

(2)	The description of the Company’s common stock, par value $0.01 per share, set forth under the caption “Description of Registrant’s Securities to be Registered” in the Company’s registration statement on Form 8-A filed with the Commission on January 11, 2006, including all amendments and reports filed for the purpose of updating such descriptions.

(3)	The Company’s Annual Report on Form 10-K filed on March 24, 2006.

(4)	The Company’s Current Reports on Form 8-K filed on January 19, 2006, January 25, 2006, February 22, 2006 and March 10, 2006.
          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities
          Not applicable.
Item 5. Interests of Named Experts and Counsel
          Not applicable.
Item 6. Indemnification of Directors and Officers
          Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity under certain circumstances to directors, officers employees or agents in connection with actions, suits or proceedings, by reason of the fact that the person is or was a director, officer, employee or agent, against expenses and liabilities incurred in such actions, suits or proceedings so long as they acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.
          As permitted by Delaware law, the Company’s certificate of incorporation includes a provision that eliminates the personal liability of its directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.
          As permitted by Delaware law, the Company’s certificate of incorporation provides that it is required to indemnify its directors and officers to the fullest extent permitted by Delaware law.
          As permitted by Delaware law, the Company’s bylaws provide that:
•	the Company may indemnify its other employees and agents, subject to very limited exceptions;

•	the Company is required to advance expenses (including without limitation, attorneys’ fees), as incurred, to its directors and officers in connection with a legal proceeding, subject to very limited exceptions; and

•	the rights conferred in the Company’s bylaws are not exclusive.
          The indemnification provisions in the Company’s certificate of incorporation may be sufficiently broad to permit indemnification of its directors and officers for liabilities arising under the Securities Act.
          Under Delaware law, corporations also have the power to purchase and maintain insurance for directors, officers, employees and agents.
          In addition, the Company has entered into indemnification agreements with all of its directors and executive officers under which it will indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. These persons will be indemnified to the fullest extent now or hereafter permitted by the Delaware General Corporation Law. The indemnification agreements will also provide for the advancement of expenses to these directors and officers in connection with any suit or proceeding.
          The Company has obtained liability insurance policies which indemnify its directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.
          Reference is made to Item 9 for the Company’s undertakings with respect to indemnification for liabilities arising under the Securities Act of 1933.
Item 7. Exemption from Registration Claimed
          Not applicable.

Item 8. Exhibits

Exhibit
Number	Description

4.1	Certificate of Incorporation of Western Refining, Inc. (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 24, 2006 (No. 001-32721) and incorporated by reference herein).

4.2	Bylaws of Western Refining, Inc. (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 24, 2006 (No. 001-32721) and incorporated by reference herein).

4.3	Specimen Common Stock Certificate (filed as Exhibit 4.1 to Western Refining, Inc.’s Registration Statement on Form S-1/1, filed with the SEC on December 5, 2005 (No. 333-128629) and incorporated by reference herein).

4.4	Registration Rights Agreement, dated January 24, 2006, by and between the Company and each of the stockholders listed on the signature pages thereto. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 25, 2006 (No. 001-32721) and incorporated by reference herein).

*5.1	Opinion of Andrews Kurth LLP with respect to legality of the securities.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

*24.1	Powers of Attorney (set forth on the signature page of this registration statement).

* Filed herewith.
Item 9. Undertakings
(a)	The undersigned registrant hereby undertakes:
            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement..

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on March 30, 2006.

WESTERN REFINING, INC.

By:	/s/ Paul L. Foster

Paul L. Foster
President and Chief Executive Officer
POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul L. Foster and Scott D. Weaver and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul L. Foster	President, Chief Executive Officer	March 30, 2006
Paul L. Foster	and Director
(Principal Executive Officer)

/s/ Gary R. Dalke	Chief Financial Officer & Treasurer	March 30, 2006
Gary R. Dalke	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Jeff A. Stevens	Executive Vice President and Director	March 30, 2006
Jeff A. Stevens

/s/ Scott D. Weaver	Chief Administrative Officer,	March 30, 2006
Scott D. Weaver	Assistant Secretary and Director

/s/ Ralph A. Schmidt	Chief Operating Officer	March 30, 2006
Ralph A. Schmidt	and Director

/s/ Carin M. Barth	Director	March 30, 2006
Carin M. Barth

/s/ Brian J. Hogan	Director	March 30, 2006
Brian J. Hogan

/s/ L. Frederick Francis	Director	March 30, 2006
L. Frederick Francis

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Certificate of Incorporation of Western Refining, Inc. (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 24, 2006 (No. 001-32721) and incorporated by reference herein).

4.2	Bylaws of Western Refining, Inc. (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 24, 2006 (No. 001-32721) and incorporated by reference herein).

4.3	Specimen Common Stock Certificate (filed as Exhibit 4.1 to Western Refining, Inc.’s Registration Statement on Form S-1/1, filed with the SEC on December 5, 2005 (No. 333-128629) and incorporated by reference herein).

4.4	Registration Rights Agreement, dated January 24, 2006, by and between the Company and each of the stockholders listed on the signature pages thereto. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 25, 2006 (No. 001-32721) and incorporated by reference herein).

*5.1	Opinion of Andrews Kurth LLP with respect to legality of the securities.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

*24.1	Powers of Attorney (set forth on the signature page of this registration statement).

* Filed herewith.